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                                                                   Exhibit 10.15

                                    AMENDMENT

      This Amendment to the Offer Letter dated as of May 8, 2001 (the "Severance Agreement") between MCK Communications, Inc. ("MCK") and Ann Doyle ("Executive") is entered into as of February 5, 2003.

Whereas the parties wish to amend the Executive's Severance Agreement to increase Executive's severance upon a change of control of MCK.

Now therefore, the parties agree to amend the Severance Agreement as follows:

      1. the first sentence of the fourth bullet point in the Severance Agreement shall be amended to read as follows:

            "If, after six months of employment by MCK, your employment is terminated due to a Change in Control, you would be entitled to six months' salary, and your options would vest as outlined in our 1999 Stock Option Agreement."

      2. All terms of the Severance Agreement not specifically modified by this Amendment shall remain unchanged and continue in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by its duly authorized representatives.

MCK COMMUNICATIONS, INC.                     EXECUTIVE

By:  /s/ Thomas M. Nolette                   /s/ Ann Doyle
     -----------------------------------     -----------------------------------
Name:                                        Ann Doyle
Title: